Exhibit 5.2
[Thompson Hine Letterhead]

December 9, 2014

Forest City Enterprises, Inc.
Terminal Tower, 50 Public Square, Suite 1100
Cleveland, OH 44113

Re: Registration Statement on Form S-3 filed by Forest City Enterprises, Inc.

Ladies and Gentlemen:

We have acted as counsel for Forest City Enterprises, Inc., an Ohio corporation (the “Company”), in connection with the preparation of the Automatic Shelf Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among other things, the offer and sale from time to time of one or any combination of (i) debt securities, in one or more series, and which may be senior or subordinated in priority of payment (the “Debt Securities”); (ii) shares of Class A common stock, par value $.33⅓ per share, of the Company (the “Class A Common Shares”); (iii) shares of preferred stock, without par value, of the Company, which may be convertible into shares of Class A common stock (the “Preferred Shares”); (iv) depositary shares representing fractional interests in preferred stock; (v) warrants to purchase Class A Common Shares, Preferred Shares, Depositary Shares or Debt Securities at indeterminate prices; and (vi) units consisting of more than one of the foregoing securities listed in (i) through (v) above in any combination.

As counsel to the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and (ii) the Senior Notes Indenture, Senior Subordinated Indenture and Junior Subordinated Indenture, each filed as exhibits to the Registration Statement (collectively, the “Indentures”). We have also examined such other documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion.

We have assumed, for purposes of the opinions expressed herein, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, including documents transmitted in Adobe Portable Document Format (PDF), and the authenticity of the originals of such latter documents. For purposes of the opinions expressed herein, we also have assumed that the parties to the executed documents or documents to be executed, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect on such parties. We have also assumed that (i) the Company has been duly organized and is validly existing, and has requisite legal status and legal capacity, under the laws of its jurisdiction of incorporation and that the Company has complied with and will comply with all aspects of the laws of all relevant jurisdictions other than the United States of America (including the laws of the State of Ohio) in connection with the transactions contemplated by, and the performance of its obligations under, the Indentures and the Registration Statement, and (ii) the choice of New York law to govern the Indentures is a valid and legal provision. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

The opinions set forth herein are limited to the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Registration Statement. We do not express any opinion with respect to the law of any jurisdiction, other than the State of New York, or as to the effect of any such law on the opinions herein stated. The Debt Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws of the State of New York, as in effect on the date hereof.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Debt Securities, upon the issuance and sale thereof in the manner contemplated in the Registration Statement and Indentures referenced therein, as applicable, and upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

In rendering the foregoing opinion, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective and will remain effective at the time of issuance of any Debt Securities thereunder; (ii) a prospectus supplement describing each series of the Debt Securities, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Debt Securities will have been established in accordance with the authorizing resolutions of the Company’s Board of Directors, the Company’s Amended Articles of Incorporation, as amended, and applicable law; (iv) any securities, including the Class A Common Shares or Preferred Shares issuable upon conversion, exchange, or exercise of any Debt Security, will have been duly authorized and reserved for issuance from the applicable class of capital stock of the Company, in each case within the limits of such class of capital stock then remaining authorized but unreserved and unissued; (v) the resolutions authorizing the Company to issue, offer and sell the Debt Securities will have been adopted by the Company’s Board of Directors and will be in full force and effect at all times at which the Debt Securities are offered or sold by the Company; (vi) all Debt Securities will be issued in compliance with applicable federal and state securities laws; (vii) the applicable Indenture with respect to the Debt Securities will have been duly executed and delivered by the Company and the applicable trustee in a form approved by the Company, and such Indenture will have been qualified under the Trust Indenture Act of 1939, as amended; (viii) all terms of such Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provisions of the applicable Indenture and reflected in appropriate documentation approved by the Company and, if applicable, duly executed and delivered by the Company and the applicable trustee; (ix) such Debt Securities will be duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture; and (x) the interest rate on any such Debt Securities will not be higher than the maximum lawful rate permitted from time to time under applicable law.

In addition, our opinion is limited by: (i) bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability, including those relating to or affecting creditors’ rights generally; and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

Geralyn M. Presti, General Counsel of the Company, may rely on this opinion, subject to the limitations and assumptions set forth herein, as if it were addressed to her, in rendering her opinion dated the date hereof, which is to be filed as Exhibit 5.1 to the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our name under the caption “Legal Matters” in the Registration Statement, if required. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP